CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated January 27, 2012 on Dreyfus Pennsylvania Municipal Money Market Fund for the fiscal year ended November 30, 2011 which is incorporated by reference in Post-Effective Amendment No. 26 to the Registration Statement (Form N-1A 33-35604 and 811-6126) of Dreyfus Pennsylvania Municipal Money Market Fund.

                                                                                                ERNST & YOUNG LLP

New York, New York

March 27, 2012